                                                                    EXHIBIT 99.1

                                                               MARVEL
                                                               ENTERPRISES, INC.


                      MARVEL ENTERPRISES, INC. ANNOUNCES
                               YEAR END RESULTS


New York, New York -- February 23, 1999 -- Marvel Enterprises, Inc. (NYSE:MVL) today reported the following summary consolidated financial results for the year ended December 31, 1998:

                           MARVEL ENTERPRISES, INC.
                 SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Dollars in millions, except per share data)

                                                                Year Ended
                                                                December 31,
                                                               1998      1997
Net sales                                                     $232.1     $150.8
Cost of sales                                                  128.0      107.0
Selling, general and administrative expenses                    97.1       72.1
Depreciation and amortization                                   26.4       21.1
Operating loss                                                 (19.5)     (49.3)
Interest expense                                                (9.4)       (.8)
Other income, net                                                 .7         .4
Loss before income taxes                                       (28.2)     (49.7)
Income tax expense (benefit)                                     4.4      (20.2)
Net loss                                                       (32.6)     (29.5)
Less: preferred dividend requirement                             3.4          -
Net loss attributable to common stock                          (36.0)     (29.5)
Basic and diluted loss per share applicable to
  common stock                                                 (1.23)     (1.06)

On October 1, 1998, the Company acquired Marvel Entertainment Group, Inc. The Company financed its acquisition of Marvel Entertainment Group, in part, through borrowings under a bridge loan which must be repaid by September 27, 1999. The report of the Company's auditors on the Company's 1998 consolidated financial statements contains an explanatory paragraph regarding the ability of the Company to continue as a going concern due to the short repayment schedule for, and certain covenant defaults under, the bridge loan. As previously announced, the Company intends to repay the bridge loan with the proceeds of a proposed senior notes offering which the Company expects to be completed in late February 1999. The Company expects that its auditors will re-issue their audit report without the going concern explanatory paragraph upon the completion of the proposed senior notes offering and the application of the proceeds to repay the bridge loan.

The senior notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Marvel Enterprises, Inc. is one of the world's most prominent character-based entertainment companies with operations in the licensing, comic book publishing and toy businesses. Through its ownership of over 3,500 proprietary characters, the Company has published comic books for over 60 years in the United States and numerous foreign countries. The Company licenses the right to use its characters in a wide range of products such as apparel, snack foods, video games and collectibles, as well as for television series and feature films. For additional company information, visit the Company's corporate website at www.marvel.com.

Except for historical information contained herein, the statements in this news release regarding the Company's plans are forward-looking statements that are dependent upon certain risks and uncertainties, including those relating to the ability to integrate Toy Biz's operations with those of Marvel Entertainment Group, the inability to refinance certain indebtedness incurred in connection with the acquisition of Marvel Entertainment Group, the Company's potential need for additional financing, pressure by certain of the Company's major retail customers to significantly reduce their toy inventory levels, the levels of media exposure or the popularity of the Company's characters and trademarks, consumer acceptance of the Company's new product introductions, the Company's dependence on Chinese toy manufacturers, U.S. trade relations with China, changing consumer preferences, production delays or shortfalls and general economic conditions. Those and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.


For further information contact:
--------------------------------
Ryan Barr or Chris Plunkett
Brainerd Communicators, Inc.
212.986.6667